United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2008

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact name of registrant as specified in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

In connection with the expiration of the Rights Agreement dated as of July 31, 1998 between Urstadt Biddle Properties Inc. (the “Corporation”) and The Bank of New York, as Rights Agent, the Board of Directors of the Corporation has approved a new shareholders’ rights plan.  On July 18, 2008, the Company entered into a Rights Agreement with The Bank of New York, as Rights Agent (the “Rights Agreement”).  The Board of Directors has declared a dividend distribution for each outstanding share of the Corporation’s Common Stock, par value $.01 per share (the “Original Common Shares”), and each outstanding share of the Corporation’s Class A Common Stock, par value $.01 per share (together with the Original Common Shares, the “Common Shares”), to shareholders of record at the close of business on November 12, 2008 (the “Declaration Date”), which will also be the effective date of the Rights Agreement.  Except as set forth below, each Right will entitle the registered holder to purchase from the Corporation one one-hundredth of a share of Series A Participating Preferred Shares, par value $.01 per share (the “Preferred Shares”), at a price of $65 (the “Purchase Price”), subject to adjustment.

The rights previously issued under the Rights Agreement dated as of July 31, 1998 will expire by their terms at 5:00 p.m. on November 12, 2008.

Initially, the Rights under the Rights Agreement will be evidenced by the certificates representing Common Shares then outstanding, and no separate Rights Certificates (as defined below) will be distributed. Until the Distribution Date (as defined below), (a) the Rights will be evidenced by certificates representing Common Shares, (b) new Common Share certificates issued after the Declaration Date will contain a notation incorporating the Rights Agreement by reference in accordance with the Rights Agreement and (c) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

The Rights are not exercisable until the Distribution Date and will expire on November 11, 2018, unless earlier redeemed by the Corporation.  The “Distribution Date” will be the earlier to occur of the close of business on the tenth business day following

(a)
a public announcement that a person or group of affiliated or associated persons (excluding the Corporation or any wholly owned subsidiary thereof, or any employee benefit plan of the Corporation, or any Exempted Person (defined below)) has acquired (an “Acquiring Person”), or obtained the right to acquire, beneficial ownership of 10% or more of the total combined voting power of the outstanding Common Shares (the “Share Acquisition Date”), or

(b)
the commencement of a tender offer or exchange offer by any person (other than the Corporation, any wholly owned subsidiary of the Corporation or any employee benefit plan thereof, or any Exempted Person) if, upon consummation thereof, such person or group would be the beneficial  owner of 30% or more of the then outstanding Common Shares.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

For purposes of the Rights Agreement, “Exempted Person” means (A) Charles J. Urstadt; (B) any Immediate Relative of Charles J. Urstadt (defined as his spouse, any of his children or any of their spouses, any of his grandchildren or any of their spouses); or (C) any trust, corporation, partnership, limited liability company or other entity or organization controlled by Charles J. Urstadt or any Immediate Relative of Charles J. Urstadt or in which Charles J. Urstadt or any Immediate Relative of Charles J. Urstadt has any economic, beneficial or other interest.

If, at any time, (a) the Corporation is the surviving corporation in a merger with an Acquiring Person and the Corporation’s Original Common Shares are not changed or exchanged, (b) a person (other than the Corporation, any wholly owned subsidiary of the Corporation or any employee benefit plan thereof, or any Exempted Person), together with its affiliates and associates, becomes an Acquiring Person, (c) an Acquiring Person engages in one or more “self-dealing” transactions as set forth in the Rights Agreement or (d) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person’s ownership interest being increased by more than 1%, each holder of a Right will thereafter be entitled to receive, upon exercise at the then current exercise price of the Right, Original Common Shares (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the exercise price of the Right.

In the event that after a Share Acquisition Date, (a) the Corporation consolidates or merges with another person and is not the surviving corporation, (b) the Corporation consolidates or merges with another person and is the surviving corporation, but in such transaction its Original Common Shares are changed or exchanged or (c) 50% or more of the Corporation’s assets or earning power is sold or transferred, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common shares of the acquiring company having a value equal to two times the exercise price of the Right.

Notwithstanding any of the foregoing, following the occurrence of any of the events described in the seventh and eighth paragraphs above, any Rights that are or (under certain circumstances specified in the Rights Agreement) were beneficially owned by any Acquiring Person will immediately become null and void.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Preferred Shares on, or a subdivision, combination or reclassification of, the Preferred Shares, (b) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or securities convertible into Preferred Shares at less than the current market price of the Preferred Shares or (c) upon the distribution to holders of the Preferred Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the “Redemption Price”) at any time until the close of business on the tenth business day following the Share Acquisition Date.  Thereafter, the Board may only redeem the Rights in certain specified circumstances.  In the event that shareholder action is taken to elect directors of the Corporation such that Continuing Directors (as defined below) do not constitute a majority of the Board of Directors, Rights may not be redeemed until 180 days following the effectiveness of the election.  “Continuing director” means any director of the Corporation other than an Acquiring Person or affiliate of an Acquiring Person who was either (a) a member of the Board of Directors of the Corporation on the Declaration Date, (b) nominated for his or her initial term of office by a majority of the Continuing Directors then in office, or (c) nominated for his or her initial term by a majority of the members of the Nominating and Corporate Governance Committee who were then Continuing Directors.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Other than those provisions relating to the principal economic terms of the Rights or imposing limitations on the right to amend the Rights Agreement, the Board may amend any of the provisions of the Rights Agreement  prior to the Distribution Date.  Thereafter, the period during which the Rights may be redeemed may be extended by the Board (in order to protect, enhance or clarify the rights and/or benefits of holders of Rights), and other provisions of the Rights Agreement may be amended by action of the Board; provided, however, that no such amendment will adversely affect the interests of holders of Right Certificates (excluding the interests of any Acquiring Person).

A copy of the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Rights Agreement does not purport to be complete and therefore is qualified in its entirety by reference to such Exhibit 4.1.

Item 3.03                      Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01 Entry into a Material Definitive Agreement, which is incorporated by reference into this Item 3.03.

Item 9.01                      Financial Statements and Exhibits.

(d)            The following exhibits are filed as a part of this Current Report.

4.1	Rights Agreement, dated as of July 18, 2008, between Urstadt Biddle Properties Inc. and The Bank of New York, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: July 24, 2008	By: /s/ John T. Hayes Name: John T. Hayes Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                  Exhibit Description

4.1	Rights Agreement, dated as of July 18, 2008 between Urstadt Biddle Properties Inc. and The Bank of New York, as Rights Agent.